EXHIBIT 10.4

AMENDMENT, WAIVER AND EXCHANGE AGREEMENT

This Amendment, Waiver and Exchange Agreement is dated as of August 12, 2019 (this “Agreement”) by and among Dolphin Entertainment, Inc., a Florida corporation (the “Company”), Allan Mayer (the “Holder”), William O’Dowd IV (“O’Dowd”) and 42West, LLC, a Delaware limited liability company (“42West”).

WHEREAS, Holder is a party to a certain Put Agreement, dated as of March 30, 2017, together with the Company, O’Dowd and 42West (the “Put Agreement”), pursuant to which, among other things, Holder may require that the Company purchase for cash certain shares of the Company’s common stock, par value $0.015 per share (“Common Stock”), in each case at the times and subject to those limitations contained in the Put Agreement;

WHEREAS, capitalized terms used herein and not defined herein have the respective meanings ascribed thereto in the Put Agreement;

WHEREAS, Holder timely exercised his put rights in accordance with the terms of the Put Agreement to require the Company to purchase for cash the 44,740 shares of Common Stock set forth on Exhibit A (the “Exchanged Shares”); and

WHEREAS, in accordance with the terms hereof, the Company, Holder, O’Dowd and 42West desire to amend certain provisions of the Put Agreement to reflect that, in lieu of the Holder exchanging the Exchanged Shares for cash, the Holder has agreed to exchange (the “Exchange”) the Exchanged Shares for an aggregate of 385,514 shares of Common Stock (the “Securities”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I.

THE EXCHANGE

1.1

Exchange.  Subject to the terms and conditions contained herein, on the date hereof, Holder shall sell, convey, transfer, assign and deliver to the Company, free and clear of all liens, charges and encumbrances of any kind (collectively, “Encumbrances”), the Exchanged Shares.  In consideration of the transfer to the Company of the Exchanged Shares by Holder, the Company shall issue to Holder the Securities.

1.2

Closing; Deliverables.  The closing of the Exchange (the “Closing”) shall take place at the Company’s offices in Miami, Florida on the date hereof or by delivery of documents required to be delivered hereby by facsimile or other electronic transmission, including by email attachment.  At Closing, (A) the Company shall deliver to Holder the Securities, and (B) Holder shall deliver to the Company such instruments of transfer or other documentation and agreements evidencing the Exchange and delivery to the Company of the Exchanged Shares, in each case as the Company may reasonably request.

1.3

Exercise of Put Rights.  The Company and Holder acknowledge and agree that thePut Rights for the Exercise Periods identified on Exhibit A have been exercised in full and, upon consummation of the Exchange, all obligations of the Company in respect of the exercise thereof shall have been satisfied in their entirety, and such Put Rights shall have been extinguished and of no further force or effect.

ARTICLE II.
AMENDMENT AND WAIVERS

2.1

Amendment of Put Agreement.  The Put Agreement is hereby amended in accordance with Section 10 thereof to include a new Section 15, which shall read in its entirety as follows:

“15.  Amendment by Exchange Agreement.  This Agreement has been amended and waived to the extent set forth in that certain Amendment, Waiver and Exchange Agreement, dated as of August 12, 2019, by and between the Company, O’Dowd, 42 West and Holder (the “Exchange Agreement”.  The Exchange Agreement is hereby incorporated by reference in this Agreement and made a part hereof.”

2.2

No Other Amendment.  Except as amended as set forth in Section 2.1, the Put Agreement remains unmodified and in full force and effect in all respects.

2.3

Waiver.  Holder hereby waives any breach of, or default under, any provision of the Put Agreement by the Company in respect of Holder’s exercise of the Put Rights for the Exercise Periods identified on Exhibit A, including, without limitation, with respect to any failure of the Company to have delivered payment for Shares on any applicable Put Right Closing Date with respect to such exercise.

ARTICLE III.
ADDITIONAL AGREEMENTS

The Company and Holder shall cooperate and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate and make effective the Exchange as soon as practicable.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Holder as of the date hereof as follows:

4.1

Authorization of Agreements, etc.  The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action and will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice:  (a) any provision of the Company’s Articles of Incorporation, as amended, or Bylaws, as amended; (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any material contract or agreement to which the Company is a party or by which it is bound (as defined in Item 601(b)(10) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); or (d) any statute, rule or governmental regulation applicable to the Company, except for such violations, conflicts or defaults as would not individually or in the aggregate have a material adverse effect on the Company.

4.2

Valid Issuance of Securities.  The Securities have been duly authorized and, when issued, sold and delivered to the Holder, will be validly issued, fully paid and nonassessable and will be free and clear of Encumbrances except for (i) restrictions on transfer under applicable Federal and state securities laws and (ii) Encumbrances created by Holder.

4.3

Validity.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.4

Brokers and Finders.  Neither the Company nor any of its subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Exchange.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF HOLDER

Holder represents and warrants to the Company as of the date hereof as follows:

5.1

Authorization of Agreements, etc.  Holder has full right, power, authority and capacity to enter into this Agreement and to consummate the Exchange, and the execution and delivery by Holder of this Agreement and the performance by Holder of his obligations hereunder will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice:  (a) any provision of any judgment, decree or order to which Holder is a party or by which it is bound; (b) any material contract or agreement to which Holder is a party or by which it is bound; or (c) any statute, rule or governmental regulation applicable to Holder.

5.2

Validity.  This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.3

Investment Representations.

(a)

At the time Holder was offered the Securities, he was, and at the date hereof he is, and on each date on which he receives the Securities will be, an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(b)

Holder is knowledgeable, sophisticated and experienced in financial and business matters and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of his investment in the Securities and is able financially to bear the economic risks of his investment in the Securities;

(c)

The Securities being purchased by Holder hereunder are being acquired for Holder’s own account solely for the purpose of investment and not with a present view to, or for sale in connection with, any distribution or resale thereof.  Holder does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities;

(d)

Holder understands and acknowledges that:

(i)

The Securities have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and the Company is relying upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of Holder contained in this Agreement in order to determine the availability of such exemptions and the eligibility of Holder to acquire the Securities;

(ii)

the Securities must be held by Holder indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and

(iii)

the Securities will bear a legend substantially in the form set forth in Section 6.1, and the Company will make a notation on its transfer books to such effect;

(e)

Holder is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Holder further acknowledges that he has a pre-existing relationship with the Company, such as a holder of currently outstanding securities of the Company;

(f)

Holder acknowledges that the Company has made available to Holder all documents and information that Holder has requested relating to an investment in the Securities, and Holder has been afforded:  (i) the opportunity to discuss this investment with, to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospectus sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Securities; and

(g)

Holder has, in connection with its decision to acquire the Securities, relied solely upon the representations and warranties of the Company contained in this Agreement.

5.4

Risk of Loss.  Holder understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of Holder’s investment, and Holder has full cognizance of and understands all of the risk factors related to its purchase of the Securities, including, but not limited to, those set forth in the Annual, Quarterly and Current Reports filed by the Company with the Securities and Exchange Commission.  Holder understands that no representation is being made as to the future value of the Securities.

5.5

Brokers and Finders.  Holder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Exchange.

ARTICLE VI.

MISCELLANEOUS

6.1

Transfer Restrictions.  Holder acknowledges and understands that (i) the Securities may only be disposed of in compliance with state and federal securities laws and (ii) in connection with any transfer of the Securities, other than pursuant to an effective registration statement or pursuant to an available exemption from the registration requirements of the Securities Act (including sales made in accordance with Rule 144) to the Company or to an affiliate of Holder, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

6.2

Legend.  Each instrument that represents any Securities shall have conspicuously endorsed thereon a legend in substantially the following form:

This Securities evidenced by this instrument have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  Such securities may not be offered or transferred by sale, assignment, pledge or otherwise unless (a) a registration statement for the resale of such securities under the Securities Act is currently effective or (b) the Company has received an opinion of counsel, which opinion is satisfactory to the Company, to the effect that such registration is not required under the Securities Act or relevant state securities laws.

6.3

Brokerage.  Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the Exchange, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

6.4

Assignment; Parties in Interest.  All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.  No party may assign all or any portion of such party’s rights or obligations under this Agreement without the prior written consent of, in the case of an assignment by Holder, the Company, and in the case of an assignment by the Company, the Holder.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

6.5

Notices.  All notices, requests, consents, demands, and other communications under this Agreement shall be given in accordance with Section 5 of the Put Agreement.

6.6

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California for all purposes and in all respects, without regard to the conflict of law provisions of such state that would cause the laws of another jurisdiction to apply. The parties hereto acknowledge and agree that venue and jurisdiction for any claim, suit or controversy related to or arising out of this Agreement shall be as set forth in Section 12 of the Put Agreement.  THE PARTIES HEREBY WAIVE THE RIGHT TO JURY TRIAL OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THEM.

6.7

Entire Agreement.  This Agreement and the Put Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

6.8

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile or other electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Agreement.

6.9

Amendments and Waivers.  This Agreement may be amended or modified, and provisions hereof may be waived, only by a written instrument executed, in the case of an amendment, by the Company and Holder and, in the case of a waiver, by the party against whom enforcement is sought.

6.10

Severability.  If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

6.11

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  The recitals set forth immediately following the preamble to this Agreement are incorporated herein and made a part hereof.  Section references refer to sections of this Agreement unless otherwise specifically stated.

6.12

Representations.  Holder agrees that, except for the representations and warranties contained in Article IV, the Company makes no other representations or warranties, and the Company hereby disclaims any other representations or warranties made by itself or any of its directors, officers employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”), with respect to the execution and delivery of this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing.  Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Company in this Agreement, Holder agrees that none of the Company, its subsidiaries or any of their respective Representatives makes or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its subsidiaries or the future business, operations or affairs of the Company or any of its subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it with respect to the Company or any of its subsidiaries or the business, operations or affairs of the Company or any of its subsidiaries, except to the extent and as expressly covered by a representation and warranty made in this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

Dolphin Entertainment, Inc.

By:	/s/William O’Dowd, IV
Name:	William O’Dowd, IV
Title:	Chief Executive Officer

42West, LLC

By:	/s/William O’Dowd, IV
Name:	William O’Dowd, IV
Title:	Authorized Signatory

/s/William O’Dowd, IV
William O’Dowd IV

/s/Allan Mayer
Allan Mayer

[Signature Page to Amendment and Exchange Agreement]

Exhibit A

Holder	Number (as identified in Annex A to Put Agreement)	Exercise Periods	Exchange Shares	Securities
Allan Mayer	12	June 20, 2018 – June 30, 2018	12,202	105,140
Allan Mayer	14	September 20, 2018 – September 30, 2018	5,423	46,729
Allan Mayer	15	December 10, 2018 – December 20, 2018	6,779	58,411
Allan Mayer	17	March 11, 2019 – March 21, 2019	2,711	23,364
Allan Mayer	18	March 11, 2019 – March 21, 2019	12,202	105,140
Allan Mayer	19	March 11, 2019 – March 21, 2019	5,423	46,730